EXHIBIT 10.2

PEOPLE’S UTAH BANCORP

AMENDED AND RESTATED

2008 INCENTIVE PLAN

WHEREAS, on June 17, 2013 at 3:22 p.m. (the “Effective Time”) People’s Utah Bancorp (the “Company”) filed with Utah Department of Commerce – Division of Corporations and Commercial Code the Company’s Amended and Restated Articles of Incorporation, dated June 10, 2013 (the “Amended and Restated Articles of Incorporation”), which Amended and Restated Articles of Incorporation were approved and adopted both by the Company’s Board of Directors at its regular monthly meeting held on April 24, 2013, and by the Company’s shareholders at the annual meeting of shareholders held on May 15, 2013; and

WHEREAS, pursuant to Article X of the Amended and Restated Articles of Incorporation, at the Effective Time (3:22 p.m. on June 17, 2013) the Company’s then two classes of voting common shares and non-voting common shares were reclassified, converted and changed into and designated as one class of common shares, and each one (1) such reclassified common share outstanding at the Effective Time was split and converted into forty-four (44) common shares; and

WHEREAS, in connection with such a recapitalization and stock split, the Company’s Board of Directors has determined to amend and restate the Company’s 2008 Incentive Plan which was approved by the Company’s Board of Directors and became effective on July 23, 2008;

NOW THEREFORE, the Company’s 2008 Incentive Plan is amended and restated as follows:

ARTICLE I

Purpose

The purpose of this Amended and Restated 2008 Incentive Plan (the “Plan”) is to enable the Company to offer key employees, directors and consultants of the Company equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company’s shareholders.

ARTICLE II

Definitions

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Affiliated SAR” shall mean a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.2 “Applicable Laws” shall mean the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, federal and state banking and bank holding company laws, including regulations of the Federal Deposit Insurance Corporation and the Federal Reserve Board, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” shall mean an award under this Plan of any Stock Option, SAR, Performance Award or Restricted Stock.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Change of Control” shall mean the occurrence of any one of the following: (i) the Company enters into an agreement of reorganization, merger or consolidation pursuant to which the Company is not the surviving corporation, (ii) the Company sells substantially all its assets (including the sale of substantially all the assets of a Subsidiary, which Subsidiary constitutes substantially all the assets of the Company, (iii) other than in a transaction that has been approved by the Board prior to such occurrence, in excess of 50% of the outstanding Common Stock of the Company is acquired, in one transaction or a series of transactions, by a single purchaser or group of related purchasers, or (iv) the first day after the date this Plan is effective when directors are elected such that a majority of the board shall have been members of the Board for less than two years, unless the nomination for election of each new Director who was not a Director at the beginning of such two-year period was made or approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of such period.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

2.7 “Committee” shall mean the entire Board or any Committee of the Board, consisting of two or more Directors who have been designated by the entire Board, charged with the supervision of the Plan or any portion of the Plan.

2.8 “Common Stock” shall mean the Common Shares, $.01 par value per share, of the Company.

2.9 “Company” shall mean People’s Utah Bancorp, a Utah corporation.

2.10 “Consultant” shall mean any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

2.11 “Director” shall mean a member of the Board.

2.12 “Disability” shall mean a mental or physical impairment that results in the inability of an employees to perform his or her material duties for a period of 180 days or, in the reasonable judgment of a qualified medical professional, the substantial likelihood that an employee will be unable to perform his or her material duties for a period of 180 days or more due to a mental or physical impairment.

2.13 “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15 “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, (i) if the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (iii) in the absence of an established market for the Common Stock, the fair market value as reasonably determined by the Committee, in good faith, which determination shall be conclusive.

2.16 “Freestanding SAR” shall mean a SAR that is granted independently of any Option.

2.17 “Incentive Stock Option” shall mean any Option awarded under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.18 “Inside Director” shall mean a Director who is an Employee.

2.19 “Non-Qualified Stock Option” shall mean any Option awarded under this Plan that is not an Incentive Stock Option.

2.20 [Intentionally Omitted]

2.21 “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.22 “Outside Director” shall mean a Director who is not an Employee.

2.23 “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.24 “Participant” shall mean a person to whom an Award has been made pursuant to this Plan.

2.25 “Performance Award” shall mean an Award granted pursuant to the applicable provisions of the Plan that is intended to result in recognition of income by the Participant that qualifies as remuneration payable or recognized by Participant solely on account of the attainment of one or more performance goals meeting the requirements under 162(m)(4)(c) of the Code.

2.26 “Registration Date” shall mean the effective date of the first registration statement of the Company that becomes effective pursuant to Section 12 of the Exchange Act with respect to any class of the Company’s equity securities.

2.27 “Restricted Stock” shall mean an Award of Shares under this Plan that is subject to restrictions under Article VII.

2.28 “Restriction Period” shall have the meaning set forth in Section 7.3(a).

2.29 “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.30 “Share” shall mean a share of the Common Stock, as adjusted in accordance with the Plan.

2.31 “Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to the Plan is designated a SAR.

2.32 “Stock Option” or “Option” shall mean any option to purchase Shares granted pursuant to the Plan.

2.33 “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.34 “Tandem SAR” shall mean a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

2.35 “Termination of Employment” shall mean a termination of employment with the Company, provided that a military or personal leave of absence will only be considered a Termination of Employment as provided in Section 5.3. In the case of an Outside Director, “Termination of Employment” shall mean termination of service as a Director of the Company.

ARTICLE III

Administration

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. More than one Committee may administer the Plan with respect to different groups of Participants. To the extent that the Board determines it to be desirable to grant Performance Awards, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

3.2 Awards. The Committee shall have full authority to grant Awards, pursuant to the terms of this Plan, to persons eligible under Article V. In particular, the Committee shall have the authority:

(a) to select the persons to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, SARs and Performance Awards, or any combination thereof, are to be granted hereunder to one or more persons eligible to receive Awards under Article V;

(c) to determine the number of Shares to be covered by each such Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise price, the term of the option, any restriction or limitation affecting the exercisability or delivery thereof (which may be based on performance criteria), any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, or any other restriction or limitation, regarding any Award and the Shares relating thereto);

(e) to determine the Fair Market Value;

(f) to determine the date of grant of an Award, which will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee;

(g) to approve forms of agreement for use under the Plan;

(h) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; and

(i) to modify or amend each Award, subject to the limitations set forth in the Plan, including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan.

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award granted in the manner and to the extent it shall deem necessary to carry this Plan into effect. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

ARTICLE IV

Share Limitation

4.1 Shares. Subject to the provisions of Section 4.2 of the Plan, the maximum aggregate number of Shares that may be issued under this Plan shall be One Million One Hundred Forty-Four Thousand (1,144,000) Common Shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Shares or issued Common Shares reacquired by the Company. If any Award granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of a SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Plan Participant or a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such substitution or adjustment shall be made in the maximum aggregate number of Shares that may be issued under this Plan, in the number, class and price of Shares covered by outstanding Awards granted under this Plan, and in the number of Shares subject to other outstanding Awards granted under this Plan, and the number of Shares issuable to Outside Directors pursuant to Article X, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number.

ARTICLE V

Eligibility

5.1 Employees. Officers and other key Employees (including Directors who are also Employees) are eligible to be granted Awards under this Plan.

5.2 Directors and Consultants. Directors of the Company and Consultants to the Company who are not Employees are eligible to be granted Non-Qualified Stock Options, Restricted Stock and SARs under this Plan, but may not be granted Incentive Stock Options.

5.3 Leave of Absence. Unless the Committee provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes a Non-Qualified Stock Option.

ARTICLE VI

Stock Options

6.1 Options. Each Stock Option granted under this Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Stock Option Contract. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Contract executed by the Company and the Participant. In addition, each Participant may be required to execute a Shareholder Agreement. The Stock Option Contract shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of Shares subject to the Stock Option, the exercise price, the option term, and the other terms and conditions applicable to the Stock Option.

(b) Exercise Price. Subject to Section 6.4(k) below, the exercise price per Share purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(c) Option Term. Subject to Section 6.4(k) below, the term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date it is granted.

(d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion. Unless otherwise determined by the Committee, the minimum number of Shares covered by Stock Options which may be purchased at any one time by exercising a Stock Option, in whole or in part, shall be fifty (50) Shares.

(e) Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Shares to be purchased and the exercise price therefor. The notice of exercise shall be accompanied by payment in full of the exercise price and, unless waived by the Committee, by the representation described in Section 14.2.

The Committee may, in its sole discretion at or after the grant, determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, such consideration may consist entirely of (i) cash, (ii) check, (iii) other Shares, provided Shares acquired directly or indirectly from the Company (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (v) any combination of the foregoing methods of payment, or (vi) such other consideration and method of payment for the issuance of the Shares to the extent permitted by Applicable Laws.

Upon payment in full of the exercise price, as provided herein, stock certificates or uncertificated shares representing the number of Shares to which the Participant is entitled shall be issued and delivered to the Participant in the name of the Participant or, if requested by the Participant, in the name of the Participant and Participant’s spouse. A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to Shares subject to the Option, unless and until stock certificates or uncertificated shares representing such Shares are issued to such Participant.

(f) Disloyalty. Except to the extent otherwise provided in the Participant’s Stock Option Contract, if the Committee finds, after full consideration of the facts presented on behalf of both the Company and Participant, that the Participant has been engaged in disloyalty (“Disloyalty”) to the Company, or any Parent or Subsidiary, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company, or any Parent or Subsidiary, any Stock Option held by such Participant on the date of such determination will terminate immediately. In addition, Participant shall automatically forfeit all Shares for which the Company has not yet delivered the stock certificates or uncertificated shares upon refund by the Company of the exercise price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of stock certificates or uncertificated shares pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

(g) Death. Except for Incentive Stock Options subject to Section 6.4(j) below, if a Participant’s employment by the Company terminates by reason of death, any Stock Option held by such Participant which was exercisable at the date of death may be exercised by the legal representative of the Participant’s estate at any time or times during the period beginning on the date of death and ending 90 days after the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Nothing in this paragraph is intended to affect the rights of the Company under any separate agreement between the Company and a Participant.

(h) Disability. Except for Incentive Stock Options subject to Section 6.4(j) below, if a Participant’s employment by the Company terminates by reason of Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant at any time or times during the period beginning on the date of such termination and ending 90 days after the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option. Nothing in this paragraph is intended to affect the rights of the Company under any separate agreement between the Company and a Participant.

(i) Termination of Employment. If a Participant’s employment by the Company terminates for any reason other than Disloyalty, death or Disability, any Stock Option held by such Participant on the date of such termination of employment will terminate 30 days after such date of termination, or on the expiration of the stated term of such Stock Option if earlier, and may not be exercised thereafter. Nothing in this paragraph is intended to affect the rights of the Company under any separate agreement between the Company and a Participant.

(j) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan or any other stock option plan of the Company or any Subsidiary or Parent exceeds $100,000, such Options shall be treated as Options that are not Incentive Stock Options. For purposes of this Section 6.4(j), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend this Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(k) Ten-Percent Shareholder Rule. Notwithstanding any other provision of this Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

ARTICLE VII

Restricted Stock

7.1 Awards of Restricted Stock. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of Shares to be awarded, the time or times within which such Restricted Stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the Awards in addition to those set forth in Sections 7.2 and 7.3.

The provisions of Restricted Stock Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

7.2 Agreements and Certificates. Restricted Stock awarded pursuant to this Article VII shall be subject to the following terms and conditions:

(a) Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Agreement executed by the Company. The Restricted Stock Agreement shall specify the number of Shares subject to the Award, the time or times within which such Restricted Stock is subject to forfeiture and the other terms, conditions and restrictions applicable to such Award.

(b) Stock Certificate or Uncertificated Shares. When a Participant receives a Restricted Stock Award, stock certificates or uncertificated shares representing the number of Shares covered by such Award shall be issued and registered in the name of the Participant. A Participant shall have all of the rights of a holder of Common Stock with respect to such shares of Restricted Stock, including the right to vote such Shares and to receive dividends thereon, except that the Participant shall not be permitted to sell, transfer, pledge or assign such Shares of Restricted Stock.

(c) Custody. All stock certificates representing shares of Restricted Stock shall be held in custody by the Company until such Restricted Stock is no longer subject to forfeiture. When the restrictions applicable to a Restricted Stock Award, or any portion thereof, lapse, the stock certificates representing such Shares shall be released from custody and delivered to the Participant.

(d) Distributions. In the event of a dividend or distribution payable in stock or a reclassification, stock split or split-up, the shares issued or declared on account of Restricted Stock shall be subject to the same terms and conditions relating to forfeiture as the Restricted Stock to which they relate.

7.3 Restrictions and Conditions. The Shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Restriction Period. Subject to the provisions of this Plan and the Restricted Stock Agreement, shares of Restricted Stock will be forfeited to the Company if the Participant ceases to be an Employee of the Company or a Director of the Company during a period (not to exceed five years) set by the Committee commencing with the date of such Award (the “Restriction Period”). The Restriction Period may also be based on the achievement of target levels of performance or the occurrence of other events as determined by the Committee. Subject to the provisions of this Plan, the Committee may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

(b) Termination of Employment. Subject to the provisions of this Plan and the Restricted Stock Agreement, if a Participant’s Termination of Employment occurs during the Restriction Period due to death, Disability, retirement or any other reason, all shares of Restricted Stock remaining subject to forfeiture as of the date of such Termination of Employment shall be forfeited to the Company.

ARTICLE VIII

Stock Appreciation Rights

8.1 Awards of SARs. Subject to the terms and conditions of the Plan and on or after the Registration Date, a SAR may be granted at any time and from time to time to any eligible person as determined by the Committee, in its sole discretion. The Committee may grant an Affiliated SAR, Freestanding SAR, Tandem SAR or any combination thereof.

8.2 Number of Shares; Exercise Price and Other Terms. The Committee will have complete discretion to determine the number of SARs granted. The Committee, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant. In addition, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

8.3 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option, (b) the value of the payout with respect to the Tandem SAR will be for no more than 100% of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

8.4 Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

8.5 Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Committee, in its sole discretion, will determine.

8.6 SAR Agreement. Each SAR grant will be evidenced by a SAR agreement that will specify the exercise price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.7 Expiration. A SAR granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 6.4 (f), (g), (h) and (i) also will apply to SARs.

8.8 Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise and the exercise price by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

ARTICLE IX

Performance Awards

9.1 Grant of Performance Awards. Performance Awards may be granted to any person at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee will have complete discretion in determining the amount and type of Performance Award.

9.2 Value of Performance Award. Each Performance Award will have an initial value that is established by the Committee on or before the date of grant. Each Share issuable pursuant to a Performance Award will have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Performance Objectives and Other Terms. The Committee will set performance objectives or other vesting provisions in its discretion that, depending on the extent to which they are met, will determine the number or value of the Performance Award that will be paid out to Participants. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Performance Award will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may set performance objectives based upon the achievement of Company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

9.4 Earning Performance Awards. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the Award earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Award, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

9.5 Form and Timing of Payment. Payment with respect to Performance Awards will be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may make payment with respect to Performance Awards in the form of cash, Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Award at the close of the applicable Performance Period) or in a combination thereof.

9.6 Cancellation of Performance Award. On the date set forth in the Award Agreement, all unearned or unvested Shares issuable pursuant to the Performance Award shall be forfeited to the Company, and again will be available for grant under the Plan.

ARTICLE X

Option Grants to Outside Directors

10.1 Grants of Options to Outside Directors. All grants of Options to Outside Directors will be made pursuant to this Article X, except as otherwise provided herein, and will be made in accordance with the provisions of this Article.

10.2 Type of Option. All Options granted pursuant to this Article will be Non-Qualified Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

ARTICLE XI

Change of Control; Liquidation or Dissolution

11.1 Change of Control. In the event of a Change of Control pursuant to Section 2.5 (i) or (ii), each outstanding Award will be assumed or an equivalent option or right substituted by the successor entity or a Parent or Subsidiary of the successor entity. In the event the successor corporation does not assume or substitute for the Award, or in the event of a Change of Control pursuant to Section 2.5 (iii) or (iv), the Participant will fully vest in and have the right to exercise all of his outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Performance Awards, all performance goals will be deemed achieved at target levels and all other terms and conditions met, as long as such events comply with Applicable Laws. In addition, if an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Committee will notify the Participant in writing or electronically that the Option or SAR will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

11.2 Outside Directors. With respect to Awards granted to an Outside Director that are assumed or substituted for upon a Change of Control, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all of the Shares subject to the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Performance Awards, all performance goals will be deemed achieved at target levels and all other terms and conditions met, as long as such events comply with Applicable Laws.

11.3 Assumption of Award upon Change of Control. For the purposes of this Article XI, an Award will be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Committee determines to pay cash, or a Performance Award that the Committee can determine to pay in cash, the fair market value of the consideration received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Performance Award, for each share subject to such Award (or in the case of Performance Awards, the number of implied Shares determined by dividing the value of the Performance Awards by the per consideration received by holders of Common Stock in the Change of Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

11.4 Modification of Performance Goals upon Change of Control. Notwithstanding anything in this Article XI to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

11.5 Liquidation or Dissolution. In the event of the proposed liquidation or dissolution of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

ARTICLE XII

Termination or Amendment

12.1 Termination or Amendment of the Plan. The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company’s shareholders, no amendment may be made that would (i) materially increase the aggregate number of Shares that may be issued under this Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility to participate in this Plan; or (iii) materially increase the benefits accruing to Participants.

12.2 Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

12.3 Amendment of Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent. The Committee may also substitute new Stock Options for previously granted Stock Options having higher exercise prices.

ARTICLE XIII

Unfunded Plan

13.1 Unfunded Status of Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE XIV

General Provisions

14.1 Nonassignment. Except as otherwise provided in this Plan, Awards made hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

14.2 Legend. The Committee may require each person acquiring Shares pursuant to an Award under this Plan to execute and Investment Agreement and represent to the Company in writing that the Participant is acquiring the Shares only for investment and without a view to distribution thereof. The stock certificates or uncertificated shares (including account statements pertaining to such uncertificated shares) representing such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All stock certificates and uncertificated shares representing Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of Applicable Laws, and the Committee may cause a legend or legends to be put on any such stock certificates and uncertificated shares (including account statements pertaining to such uncertificated shares) to make appropriate reference to such restrictions.

14.3 Shareholder Approval. The Company will obtain shareholder approval of the Plan to the extent necessary and desirable to comply with Applicable Laws.

14.4 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.5 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company nor shall there be a limitation in any way on the right of the Company to terminate such Participant’s employment at any time. Neither this Plan nor the grant of any Award hereunder shall give any Director any right with respect to continued service as a Director.

14.6 Withholding of Taxes. The Company shall have the right to (a) require the Participant to remit to the Company an amount sufficient to satisfy all Federal, state and local tax requirements prior to the delivery of stock certificates or uncertificated shares representing the Shares otherwise deliverable to the Participant, (b) reduce the number of Shares otherwise deliverable to the Participant pursuant to this Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state or local taxes required to be withheld, or (c) to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with this Plan as it may deem appropriate.

14.7 Listing and Other Conditions.

(a) If the Common Stock is listed on a national securities exchange, the issuance of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange. The Company shall have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Option or to receive Shares pursuant to any other Award shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Awards, and the right to exercise any Option or to receive Shares pursuant to any other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c) Upon termination of any period of suspension under this Section 14.7, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

14.8 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Utah.

14.9 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.10 Liability of Committee. No member of the Board or the Committee nor any employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

14.11 Other Benefits. No payment pursuant to an Award under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

14.12 Costs. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13 Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

14.14 Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

14.15 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

ARTICLE XV

Effective Date of Plan

This Plan shall be effective as of August 21, 2013. The Company’s 2008 Incentive Plan which was effective as of July 23, 2008, as amended and restated in this Plan, shall remain in full force and effect.

ARTICLE XVI

Term of Plan

No Stock Option or Restricted Stock shall be granted pursuant to this Plan on or after the tenth anniversary of its approval by the Company’s shareholders, but Awards granted prior to such tenth anniversary may extend beyond that date.